Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports First-Quarter Revenue of $12.8 Billion
Operating Income of $2.5 Billion, Up 1 Percent Year-Over-Year

•	PC Client Group revenue of $7.9 billion, down 1 percent year-over-year

•	Data Center Group revenue of $3.1 billion, up 11 percent year-over-year

•	Net Income of $1.9 billion, down 5 percent year-over-year

•	EPS of 38 cents, down 5 percent year-over-year

SANTA CLARA, Calif., April 15, 2014 -- Intel Corporation today reported first-quarter revenue of $12.8 billion, operating income of $2.5 billion, net income of $1.9 billion and EPS of 38 cents. The company generated approximately $3.5 billion in cash from operations, paid dividends of $1.1 billion, and used $545 million to repurchase 22 million shares of stock.

“In the first quarter we saw solid growth in the data center, signs of improvement in the PC business, and we shipped 5 million tablet processors, making strong progress on our goal of 40 million tablets for 2014,” said Intel CEO Brian Krzanich. “Additionally, we demonstrated our further commitment to grow in the enterprise with a strategic technology and business collaboration with Cloudera, we introduced our second-generation LTE platform with CAT6 and other advanced features, and we shipped our first Quark products for the Internet of Things.”

Q1 Key Business Unit Trends

•	PC Client Group revenue of $7.9 billion, down 8 percent sequentially and down 1 percent year-over-year.

•	Data Center Group revenue of $3.1 billion, down 5 percent sequentially and up 11 percent year-over-year.

•	Internet of Things Group revenue of $482 million, down 10 percent sequentially and up 32 percent year-over-year.

•	Mobile and Communications Group revenue of $156 million, down 52 percent sequentially and down 61 percent year-over-year.

•	Software and services operating segments revenue of $553 million, down 6 percent sequentially and up 6 percent year-over-year.

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Financial Comparison
Quarterly
	Q1 2014	Q4 2013	vs. Q4 2013
Revenue	$12.8 billion	$13.8 billion	down 8%
Gross Margin	59.7%	62.0%	down 2.3 pts.
R&D and MG&A	$4.9 billion	$4.8 billion	up 1%
Operating Income	$2.5 billion	$3.5 billion	down 29%
Tax Rate	27.7%	26.1%	up 1.6 pts.
Net Income	$1.9 billion	$2.6 billion	down 26%
Earnings Per Share	38 cents	51 cents	down 25%

Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after April 15.

Q2 2014

•	Revenue: $13.0 billion, plus or minus $500 million.

•	Gross margin percentage: 63 percent, plus or minus a couple of percentage points.

•	R&D plus MG&A spending: approximately $4.8 billion.

•	Restructuring charges: approximately $100 million.

•	Amortization of acquisition-related intangibles: approximately $75 million.

•	Impact of equity investments and interest and other: approximately $75 million.

•	Depreciation: approximately $1.9 billion.

Full-Year 2014

•	Revenue: approximately flat, unchanged from prior expectations.

•	Gross margin percentage: 61 percent, plus or minus a few percentage points, 1 percentage point higher than prior expectations.

•	R&D plus MG&A spending: $18.9 billion, plus or minus $200 million, higher than prior expectations of $18.6 billion.

•	Amortization of acquisition-related intangibles: approximately $300 million, unchanged from prior expectations.

•	Depreciation: approximately $7.4 billion, unchanged from prior expectations.

•	Tax rate: approximately 27 percent for each of the remaining quarters of the year.

•	Full-year capital spending: $11.0 billion, plus or minus $500 million, unchanged from prior expectations.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

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Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on June 13 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring charges, and tax rate, will be effective only through the close of business on April 22. Intel’s Quiet Period will start from the close of business on June 13 until publication of the company’s second-quarter earnings release, scheduled for July 15, 2014. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors
The above statements and any others in this document that refer to plans and expectations for the second quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company’s expectations.

•
Demand for Intel's products is highly variable and, in recent years, Intel has experienced declining orders in the traditional PC market segment. Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; customer acceptance of Intel’s and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.

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•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

•	Intel’s results could be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

•
Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC filings. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent report on Form 10-K.

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the second quarter of 2014 on July 15, 2014. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, Executive Vice President and Chief Financial Officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, the Intel logo and Core are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.

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INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended
	Mar 29, 2014	Dec 28, 2013	Mar 30, 2013
NET REVENUE	$12,764	$13,834	$12,580
Cost of sales	5,138	5,263	5,514
GROSS MARGIN	7,626	8,571	7,066

Research and development	2,846	2,826	2,527
Marketing, general and administrative	2,037	2,006	1,947
R&D AND MG&A	4,883	4,832	4,474
Restructuring and asset impairment charges	137	116	—
Amortization of acquisition-related intangibles	73	74	73
OPERATING EXPENSES	5,093	5,022	4,547
OPERATING INCOME	2,533	3,549	2,519
Gains (losses) on equity investments, net	48	34	(26)
Interest and other, net	112	(32)	(50)
INCOME BEFORE TAXES	2,693	3,551	2,443
Provision for taxes	746	926	398
NET INCOME	$1,947	$2,625	$2,045

BASIC EARNINGS PER COMMON SHARE	$0.39	$0.53	$0.41
DILUTED EARNINGS PER COMMON SHARE	$0.38	$0.51	$0.40

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	4,974	4,971	4,948
DILUTED	5,117	5,103	5,080

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INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Mar 29, 2014	Dec 28, 2013
CURRENT ASSETS
Cash and cash equivalents	$4,777	$5,674
Short-term investments	5,234	5,972
Trading assets	9,035	8,441
Accounts receivable, net	3,505	3,582
Inventories:
Raw materials	463	458
Work in process	1,803	1,998
Finished goods	1,497	1,716
	3,763	4,172
Deferred tax assets	2,507	2,594
Other current assets	1,733	1,649
TOTAL CURRENT ASSETS	30,554	32,084

Property, plant and equipment, net	32,502	31,428
Marketable equity securities	6,085	6,221
Other long-term investments	1,765	1,473
Goodwill	10,617	10,513
Identified intangible assets, net	4,936	5,150
Other long-term assets	5,446	5,489
TOTAL ASSETS	$91,905	$92,358

CURRENT LIABILITIES
Short-term debt	$36	$281
Accounts payable	3,010	2,969
Accrued compensation and benefits	1,979	3,123
Accrued advertising	1,019	1,021
Deferred income	2,171	2,096
Other accrued liabilities	5,293	4,078
TOTAL CURRENT LIABILITIES	13,508	13,568

Long-term debt	13,172	13,165
Long-term deferred tax liabilities	4,302	4,397
Other long-term liabilities	2,868	2,972
Stockholders' equity:
Preferred stock	—	—
Common stock and capital in excess of par value	22,166	21,536
Accumulated other comprehensive income (loss)	1,156	1,243
Retained earnings	34,733	35,477
TOTAL STOCKHOLDERS' EQUITY	58,055	58,256
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$91,905	$92,358

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INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q1 2014	Q4 2013	Q1 2013
CASH INVESTMENTS:
Cash and short-term investments	$10,011	$11,646	$10,021
Trading assets	9,035	8,441	7,052
Total cash investments	$19,046	$20,087	$17,073

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$928	$852	$705
Deferred income from software and services group	1,243	1,244	1,196
Total current deferred income	$2,171	$2,096	$1,901

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,720	$1,667	$1,682
Share-based compensation	$283	$263	$295
Amortization of intangibles	$287	$289	$382
Capital spending*	$(2,689)	$(2,948)	$(2,174)
Net cash (used)/received for acquisitions/divestitures	$42	$(43)	$(98)
Investments in non-marketable equity instruments	$(144)	$(182)	$(35)
Stock repurchase program	$(545)	$(528)	$(533)
Proceeds from sales of shares to employees & excess tax benefit	$486	$287	$466
Dividends paid	$(1,119)	$(1,121)	$(1,114)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	4,974	4,971	4,948
Dilutive effect of employee equity incentive plans	76	69	78
Dilutive effect of convertible debt	67	63	54
Weighted average common shares outstanding - diluted	5,117	5,103	5,080

STOCK BUYBACK:
Shares repurchased	22	22	25
Cumulative shares repurchased (in billions)	4.4	4.4	4.3
Remaining dollars authorized for buyback (in billions)	$2.6	$3.2	$4.8

OTHER INFORMATION:
Employees (in thousands)	106.3	107.6	105.4

* $117 million of equipment received in Q1 2014 is excluded from capital spending. This equipment was prepaid in 2010 and 2011, and was reflected as cash from operations in the respective periods in which the cash was paid.

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended					Twelve Months Ended
	Mar 29, 2014	Dec 28, 2013	Sep 28, 2013	Jun 29, 2013	Mar 30, 2013	Dec 28, 2013	Dec 29, 2012
Net Revenue
PC Client Group	$7,941	$8,616	$8,440	$8,160	$8,054	$33,270	$34,688
Data Center Group	3,087	3,262	3,178	2,944	2,777	12,161	11,219
Internet of Things Group	482	538	464	434	365	1,801	1,600
Mobile and Communications Group	156	326	353	292	404	1,375	1,791
Software and services operating segments	553	591	545	534	520	2,190	2,072
All other	545	501	503	447	460	1,911	1,971
TOTAL NET REVENUE	$12,764	$13,834	$13,483	$12,811	$12,580	$52,708	$53,341

Operating income (loss)
PC Client Group	$2,802	$3,374	$3,243	$2,646	$2,488	$11,751	$13,008
Data Center Group	1,317	1,603	1,520	1,302	1,144	5,569	5,231
Internet of Things Group	123	208	152	123	67	550	278
Mobile and Communications Group	(929)	(874)	(810)	(761)	(703)	(3,148)	(1,776)
Software and services operating segments	(7)	30	1	(1)	(6)	24	12
All other	(773)	(792)	(602)	(590)	(471)	(2,455)	(2,115)
TOTAL OPERATING INCOME	$2,533	$3,549	$3,504	$2,719	$2,519	$12,291	$14,638
In the first three months of 2014, we formed the Internet of Things Group, which includes platforms and software optimized for the Internet of Things market segment. Additionally, we changed our organizational structure to align with our critical objectives, which changed information that our Chief Operating Decision Maker (CODM) reviews for purposes of allocating resources and assessing performance. After the reorganization, we have nine operating segments: PC Client Group, Data Center Group, Internet of Things Group, Mobile and Communication Group, McAfee, Software and Services Group, Non-Volatile Memory Solutions Group, Netbook Group, and New Devices Group. All prior-period amounts have been adjusted retrospectively to reflect these operating segment changes, as well as other minor reorganizations.
Our operating segment results shown above are comprised of the following:

•
PC Client Group: Delivering platforms designed for the notebook (including Ultrabook™ devices and 2 in 1 systems) and the desktop (including all-in-ones and high-end enthusiast PCs); wireless and wired connectivity products; as well as home gateway and set-top box components.

•	Data Center Group: Delivering platforms designed for the server, workstation, networking and storage computing market segments.

•
Internet of Things Group: Delivering platforms designed for embedded applications for medical, automotive, industrial, retail, and other market segments; as well as software-optimized products for the embedded and mobile market segments.

•
Mobile and Communications Group: Delivering platforms designed for the tablet and smartphone market segments; and mobile communications components such as baseband processors, radio frequency transceivers, Wi-Fi, Bluetooth*, global navigation satellite systems, and power management chips.

•	Software and services operating segments consists of the following:

◦	McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.

◦	Software and Services Group: Delivering software products and services that promote Intel architecture as the platform of choice for software development.

•	All other category includes revenue, expenses, and charges such as:

◦	Results of operations from our Non-Volatile Memory Solutions Group, Netbook Group, and New Devices Group;

◦	Amounts included within restructuring and asset impairment charges;

◦	A portion of profit-dependent compensation and other expenses not allocated to the operating segments;

◦	Divested businesses for which discrete operating results are not regularly reviewed by our CODM;

◦	Results of operations of startup businesses that support our initiatives, including our foundry business;

◦	Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q1 2014	Q1 2014
	compared to Q4 2013	compared to Q1 2013
PC Client Group Platform
Unit Volumes	(8)%	1%
Average Selling Prices	(1)%	(3)%

Data Center Group Platform
Unit Volumes	(7)%	3%
Average Selling Prices	1%	8%

PC Client Group Notebook and Desktop Platform Key Drivers
- Notebook platform volumes increased 2% from Q1 2013 to Q1 2014
- Notebook platform average selling prices decreased 8% from Q1 2013 to Q1 2014
- Desktop platform volumes flat from Q1 2013 to Q1 2014
- Desktop platform average selling prices increased 4% from Q1 2013 to Q1 2014